EXHIBIT 21.1
Lennox International Inc. Subsidiaries

The following are the subsidiaries of Lennox International Inc. and the states or jurisdictions in which they are organized. Subsidiaries are indented below their immediate parent entity. The names of certain subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	Ownership	Jurisdiction
Lennox Industries Inc.	100%	Delaware
SEE ANNEX A

Heatcraft Inc.	100%	Delaware
Bohn de Mexico S.A. de C.V.	50%	Mexico
Frigus-Bohn S.A. de C.V.	50%	Mexico
Kysor/Warren de Mexico, S. de R.L. de C.V.	0.00005%	Mexico
Kysor/Warren Services, S. de R.L. de C.V.	1%	Mexico
Kysor-Warren Instalaciones, S. de R.L. de C.V.	1%	Mexico
Lennox Participações Ltda.	0.66%	Brazil
Heatcraft do Brasil Ltda.	46%	Brazil
Advanced Distributor Products LLC	100%	Delaware
Heatcraft Refrigeration Products LLC	100%	Delaware
Kysor/Warren de Mexico, S. de R.L. de C.V.	99.99995%	Mexico
Kysor/Warren Services, S. de R.L. de C.V.	99%	Mexico
Kysor-Warren Instalaciones, S. de R.L. de C.V.	99%	Mexico
Advanced Heat Transfer LLC	50%	Delaware

Heatcraft Technologies Inc.	100%	Delaware
Alliance Compressor LLC	24.5%	Delaware

Lennox Global Ltd.	100%	Delaware
SEE ANNEX B

Lennox Procurement Company Inc.	100%	Delaware

ANNEX A
TO
EXHIBIT 21.1

Lennox Industries Inc. Subsidiaries

Name	Ownership	Jurisdiction
Allied Air Enterprises LLC	100%	Delaware

LPAC Corp.	100%	Delaware

LGL Europe Holding Co	43.2%	Delaware
SEE ANNEX C

Lennox National Account Services Inc.	100%	California
Lennox National Account Services LLC	100%	Florida

ANNEX B
TO
EXHIBIT 21.1

Lennox Global Ltd. Subsidiaries

Name	Ownership	Jurisdiction
Heatcraft Refrigeration Asia Pte Ltd.	100%	Rep. of Singapore

Lennox (Shanghai) Refrigeration Technology Consulting Co Ltd.	100%	China

LGL Europe Holding Co.	56.8%	Delaware
SEE ANNEX C

Lennox Participações Ltda.	99.34%	Brazil

LGL Australia (US) Inc.	100%	Delaware
SEE ANNEX D

LII Comercial de Mexico, S. de R.L. de C.V.	99.97%	Mexico

Lennox India Technology Centre Private Ltd.	0.0005%	India

Heatcraft do Brasil Ltda.	54%	Brazil

ANNEX C
TO
EXHIBIT 21.1

LGL Europe Holding Co. Subsidiaries

Name	Ownership	Jurisdiction
LGL Holland B.V.	100%	Netherlands
Lennox Benelux N.V./S.A.	0.024%	Belgium
Lennox Industries (Canada) Ltd.	100%	Canada
LII Mexico Holdings Ltd.	100%	UK
LII United Products, S. de R.L. de C.V.	99.99%	Mexico
LII Comercial de Mexico,S. de R.L. de C.V.	0.03%	Mexico
LII United Comfort Systems, S. de R.L. de C.V.	99%	Mexico
Lennox Mexico Minority Holdings LLC	100%	Delaware
LII United Products, S. de R.L. de C.V.	0.01%	Mexico
LII Comercial de Mexico,S. de R.L. de C.V.	0.03%	Mexico
LII United Comfort Systems, S. de R.L. de C.V.	1%	Mexico

Lennox Ukraine LLC	99%	Ukraine

Lennox India Technology Centre Private Ltd.	99.9995%	India

Etablissements Brancher S.A.S.	100%	France
LGL France S.A.S.	100%	France
Hyfra Ind. GmbH	0.1%	Germany
Lennox Refac, S.A.	0.02%	Spain

LGL Germany GmbH	100%	Germany
Hyfra Ind. GmbH	99.9%	Germany
Lennox Deutschland GmbH	100%	Germany
LGL Deutschland GmbH	100%	Germany

Lennox Global Spain S.L.	100%	Spain
LGL Refrigeration Spain S.A.	100%	Spain
Lennox Refac, S.A.	99.98%	Spain
Lennox Portugal Lda	100%	Portugal

Lennox Polska sp. z.o.o.	100%	Poland

Lennox Benelux B.V.	100%	Netherlands
Lennox Benelux N.V./S.A.	99.976%	Belgium
Lennox NAO	0.5%	Russia
Lennox Ukraine LLC	1%	Ukraine

HCF-Lennox Limited	100%	United Kingdom
Lennox Industries	100%	United Kingdom

Lennox NAO	99.5%	Russia

ANNEX D
TO
EXHIBIT 21.1

LGL Australia (US) Inc. Subsidiaries

Name	Ownership	Jurisdiction
LGL Co Pty Ltd	100%	Australia
IGLL Pty Ltd	100%	Australia
LGL Australia Finance Pty Ltd	10%	Australia
LGL Australia Finance Pty Ltd	90%	Australia
LGL Australia Holdings Pty Ltd	100%	Australia
Heatcraft Australia Pty Ltd	100%	Australia
Heatcraft Tasmania Pty Ltd	75%	Australia
Kulthorn Kirby Public Company Limited	5.5%	Thailand
Heatcraft New Zealand Limited	100%	New Zealand
Heatcraft Refrigeration (Wuxi) Co. Ltd.	100%	China